Exhibit 10.1
RED LION HOTELS CORPORATION
SUMMARY OF TERMS OF EMPLOYMENT AGREEMENT
OF
JON E. ELIASSEN

Title:	Interim President and Chief Executive Officer

Term:	At will

Salary:	$360,000 per year. Mr. Eliassen is separately compensated for service as a director on the same basis and under the same terms and conditions as the Company’s non-employee directors.

Bonus:	Mr. Eliassen is not eligible to participate in the Company’s Executive Officers Variable Pay Plan.

Benefits:	Mr. Eliassen is eligible to participate in all benefit programs generally available to employees of the Company, subject to applicable waiting periods and other conditions to participation.